SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ]    Soliciting Material Pursuant to Sec. 240.14a-12

                       BOULDER GROWTH & INCOME FUND, INC.
                (Name of Registrant as Specified In Its Charter)

                               Stephen C. Miller
                           2344 Spruce Street, Suite A
                            Boulder, Colorado 80302
                                 (303) 442-2156
                   (Name of Person(s) Filing Proxy Statement)

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

[GRAPHIC OMITTED]                             BOULDER GROWTH & INCOME FUND, INC.
                                                     2344 SPRUCE STREET, SUITE A
                                                        BOULDER, COLORADO  80302


April 4, 2007


Dear Stockholder:

Proxy material for our April 27, 2007 Annual Meeting of Stockholders was mailed to you a few weeks ago. Our records indicate that we have not yet received your signed proxy card or electronic vote.

Your vote is important. With the Annual Meeting now only a short time away, please act today to be sure your shares are voted in accordance with your wishes. You can vote by telephone, Internet or mail. For your convenience, a duplicate proxy card and return envelope are enclosed, along with telephone and Internet voting instructions.

There is one non-routine proposal contained in this year's Proxy, Proposal 2, which changes the Fund's current industry concentration policy and clarifies and expands the scope of real estate companies that can be included in determining the threshold under the Fund's investment restriction regarding industry concentration. Under its present investment restriction, the Fund cannot invest more than 25% of its assets in the same industry except with respect to real estate investment trusts ("REITs") and related companies in the same industry as REITS (the "Industry Restriction"). In addition, the Fund has adopted a policy to concentrate in REITs and related companies, pursuant to which it must, under normal market conditions, invest more than 25% of its assets in REITs and related companies. Proposal 2 amends the Industry Restriction so that the Fund is permitted to include a broader range of real estate related companies in determining compliance with the Industry Restriction rather than solely REITs and related companies. Proposal 2 designates "real estate related companies" rather than REITs as the "industry" with respect to which the Fund can exceed the 25% limitation. "Real estate related companies" would include REITs, but would also include a much broader range of equity and/or debt securities of companies in or primarily servicing the real estate industry or deriving a substantial portion of their revenue from, or having a substantial portion of their assets invested in, real estate. Proposal 2 is a change to a fundamental investment policy of the Fund and thus its adoption requires the affirmative vote of a majority of the Fund's stockholders.

If you already have voted, we thank you for your prompt response. If you have not voted, we encourage you to do so without delay. Your vote is needed and valued, regardless of the number of shares you own. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for voting!

Sincerely,
/s/ Stephanie Kelley
STEPHANIE KELLEY
Secretary

                                [EMAIL VERSION]

[GRAPHIC OMITTED]                             BOULDER GROWTH & INCOME FUND, INC.
                                                     2344 SPRUCE STREET, SUITE A
                                                        BOULDER, COLORADO  80302

April 4, 2007

Dear Stockholder:

Proxy material for our April 27, 2007 Annual Meeting of Stockholders was mailed to you a few weeks ago.

Your vote is important. With the Annual Meeting now only a short time away, please act today to be sure your shares are voted in accordance with your wishes. You can vote by telephone, Internet or mail.

There is one non-routine proposal contained in this year's Proxy, Proposal 2, which changes the Fund's current industry concentration policy and clarifies and expands the scope of real estate companies that can be included in determining the threshold under the Fund's investment restriction regarding industry concentration. Under its present investment restriction, the Fund cannot invest more than 25% of its assets in the same industry except with respect to real estate investment trusts ("REITs") and related companies in the same industry as REITS (the "Industry Restriction"). In addition, the Fund has adopted a policy to concentrate in REITs and related companies, pursuant to which it must, under normal market conditions, invest more than 25% of its assets in REITs and related companies. Proposal 2 amends the Industry Restriction so that the Fund is permitted to include a broader range of real estate related companies in determining compliance with the Industry Restriction rather than solely REITs and related companies. Proposal 2 designates "real estate related companies" rather than REITs as the "industry" with respect to which the Fund can exceed the 25% limitation. "Real estate related companies" would include REITs, but would also include a much broader range of equity and/or debt securities of companies in or primarily servicing the real estate industry or deriving a substantial portion of their revenue from, or having a substantial portion of their assets invested in, real estate. Proposal 2 is a change to a fundamental investment policy of the Fund and thus its adoption requires the affirmative vote of a majority of the Fund's stockholders.

If you already have voted, we thank you for your prompt response. If you have not voted, we encourage you to do so without delay. Your vote is needed and valued, regardless of the number of shares you own. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for voting!

Sincerely,
STEPHANIE KELLEY
Secretary